UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2025

STRYKER CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	001-13149	38-1239739

(State of incorporation)	(Commission File Number)	(I.R.S. Employee Identification No.)

1941 Stryker Way Portage, Michigan		49002
(Address of principal executive offices)		(Zip Code)

(269) 385-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 Par Value	SYK	New York Stock Exchange
2.125% Notes due 2027	SYK27	New York Stock Exchange
3.375% Notes due 2028	SYK28	New York Stock Exchange
0.750% Notes due 2029	SYK29	New York Stock Exchange
2.625% Notes due 2030	SYK30	New York Stock Exchange
1.000% Notes due 2031	SYK31	New York Stock Exchange
3.375% Notes due 2032	SYK32	New York Stock Exchange
3.625% Notes due 2036	SYK36	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 25, 2025, Stryker Corporation, and certain of its subsidiaries as designated borrowers, entered into a revolving credit agreement with various lenders and issuing banks and Wells Fargo Bank, National Association, as administrative agent (the “Credit Agreement”), that replaces its previous revolving credit agreement, dated as of October 26, 2021 (the “2021 Credit Agreement”). The principal terms of the Credit Agreement are: (1) an aggregate principal amount of commitments of $3.0 billion, (2) a maturity date of February 25, 2030 and (3) a leverage ratio financial covenant that provides for a maximum permitted leverage ratio of 3.75:1 at the end of any fiscal quarter, with an acquisition holiday no more than twice during the term of the Credit Agreement that permits the Company to elect to increase the maximum permitted leverage ratio by 1.0 to 4.75:1 for a period of four consecutive fiscal quarters, with the maximum permitted leverage ratio then stepping down by 0.25:1 for each of the next four quarters until it reaches 3.75:1, in connection with the consummation of certain material acquisitions. The Credit Agreement has an annual facility fee with respect to undrawn loans ranging from 7.0 to 15.0 basis points and loans under the Credit Agreement bear interest at either a Eurocurrency Rate, Term SOFR, Term CORRA Reference Rate or Base Rate (in each case as defined in the Credit Agreement), plus an applicable margin ranging from 0 to 10 basis points for Base Rate loans and 68 to 110 basis points for Eurocurrency Rate and RFR (as defined in the Credit Agreement) loans. The applicable margin for Eurocurrency Rate and RFR loans also applies to letters of credit. Both the facility fee and the applicable margin are dependent on the Company’s credit ratings. The representations and warranties, covenants and events of default contained in the Credit Agreement are substantially the same as those contained in the 2021 Credit Agreement. The foregoing summary is qualified in its entirety by the terms of the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 above with respect to the Credit Agreement is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Credit Agreement, dated as of February 25, 2025, among Stryker Corporation, certain of its subsidiaries as designated borrowers, the various lenders and issuing banks party thereto, and Wells Fargo Bank, National Association, as administrative agent

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION
(Registrant)

Date: February 27, 2025	/s/ GLENN S. BOEHNLEIN
Glenn S. Boehnlein
Vice President, Chief Financial Officer